Exhibit 99.1

Merk Investments Files to Change Pricing Index for VanEck® Merk® Gold Trust (OUNZ)

MENLO PARK, CA / FRANKFURT, GERMANY. May 12, 2023 – Merk Investments, LLC (“Merk” or the “Sponsor”), as sponsor of the VanEck Merk Gold Trust (NYSE: OUNZ; the “Trust”), will change the benchmark price used to value the gold held or receivable by the Trust from the LBMA PM Gold Price to the Solactive Gold Spot Index (“SOLAGOLD”) effective July 11, 2023 or as soon as practicable thereafter (the “Index Change Date”).

The Sponsor has determined that SOLAGOLD will fairly represent the commercial value of gold held by the Trust and has instructed The Bank of New York Mellon, the trustee of the Trust, to begin using SOLAGOLD to determine the net asset value (“NAV”) of the Trust on the Index Change Date. Until such time, the NAV of the Trust will continue to be determined using the LBMA PM Gold Price.

SOLAGOLD aims to track gold spot prices quoted as US Dollars per Troy Ounce using time weighted average prices (“TWAP”) around the close of trading on the New York Stock Exchange (“NYSE”). Specifically, the SOLAGOLD determines TWAP using tick values of “XAU” gold trading prices provided via ICE Data Services (“IDS”) for two specified time periods. The TWAP is derived for (1) the period ahead of the index fixing (“Time Period 1”), which consists of the five minutes before the close of NYSE trading, and (2) the period directly after the index fixing (“Time Period 2”), which consists of the six seconds after the close of NYSE trading. The TWAPs for Time Period 1 and Time Period 2 are then aggregated, with 90% weighting given to Time Period 1 and 10% weighting given to Time Period 2, to establish the daily SOLAGOLD price level each trading day.

The use of SOLAGOLD as a replacement for the LBMA PM Gold Price could result in materially different net asset values of the Trust.

OUNZ provides investors with a convenient and cost-efficient way to buy and hold gold through an exchange traded product with the option to take physical delivery of gold. According to Merk, SOLAGOLD will provide reliable pricing for purposes of calculating the NAV of the Trust’s shares and address some of the limitations of the LBMA PM Gold Price, which is not determined at the NYSE close of trading. Specifically, Merk believes that using SOLAGOLD will provide investors with a NAV calculation that is more closely aligned with U.S. trading hours, thereby promoting liquidity and price stability of shares of the Trust.

"We are thrilled to be working with Solactive AG to facilitate a new gold pricing index of value not only to investors in OUNZ, but potentially a broader range of gold investors," said Axel Merk, President and Chief Investment Officer of Merk. "By changing the pricing index to the Solactive Gold Spot Index, we believe that we are offering a better way to track the price of gold for investors in our Trust.”

Merk has been working closely with Solactive AG, a leading index provider, to develop the SOLAGOLD. Together, they have created an enhanced solution that will provide investors with a gold pricing benchmark that may be more suitable for the U.S. market. Solactive AG Chief Markets Officer says: “We are excited to cooperate with Merk Investments and provide them with a more appropriate reference index for this important building block in their product offering. At Solactive our goal is to provide our clients with the exact indexing solutions they require across all asset classes including the commodity space.”

About Merk Investments

Merk’s mission is to help our clients achieve superior risk-adjusted portfolio performance. Through a robust investment process, we aim to deliver truly uncorrelated returns that seek optimal profit potential within tailored investment objectives. Merk provides investment advice on liquid global markets, including domestic and international equities, fixed income, commodities and currencies and their respective derivative markets. Merk manages over U.S. $1 billion in gold, gold equities and a stagflation themed ETF.

About Solactive AG

Solactive AG is a leading provider of indexing, benchmarking, and calculation solutions for the global investment and trading community. Headquartered in Frankfurt and with offices in Hong Kong, Toronto, Berlin, and Dresden, the company innovates and disrupts the status quo as the partner of choice for its clients. The unique blend of the company’s 250 staff’s expertise in data, data science, financial markets, and technology enables its clients’ continued success through the delivery of a superior experience, unique customization capabilities, and the best value for money available in the industry. With more than 20,000 indices calculated daily, Solactive offers a full suite of solutions, including market-leading ESG and thematic indices.

For important information about the VanEck Merk Gold Trust, including how to obtain a prospectus and how to invest, please visit www.merkgold.com.

Media Contact

Axel Merk

merkinvestments.com/contact

(650) 323-4341

This information does not constitute a solicitation or an offer to buy or sell any investment security, nor provide investment advice. Merk Investments LLC.

Important Disclosures

This press release does not constitute legal or tax advice. Please read the prospectus and consult with your tax adviser for tax related questions pertaining to OUNZ.

Before investing, you should carefully consider the Trust's investment objectives, risks, charges and expenses. This and other information is in the prospectus, a copy of which may be obtained by visiting www.merkgold.com/prospectus or calling 855-MRK OUNZ. Please read the prospectus carefully before you invest.

Investing involves risk, including possible loss of principal. The Trust is not an investment company registered under the Investment Company Act of 1940 or a commodity pool for the purposes of the Commodity Exchange Act. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. Because shares of the Trust are intended to reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value (“NAV”). Brokerage commissions will reduce returns.

The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time between the submission of the request and delivery. Delivery may take a considerable amount of time depending on your location.

Commodities and commodity-index linked securities may be affected by changes in overall market movements and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Trust shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of Trust shares relates directly to the value of the gold held by the Trust (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. The Trust does not generate any income, and as the Trust regularly issues shares to pay for the Sponsor’s ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in the Trust. For a more complete discussion of the risk factors relative to the Trust, carefully read the prospectus.

The sponsor of the Trust is Merk Investments LLC (the “Sponsor”).  VanEck provides marketing services to the Trust.

Index Disclosure:

Solactive AG (“Solactive”) is the licensor of the Solactive Gold Spot Index (the “Index”). The financial instruments that are based on the Index are not sponsored, endorsed, promoted or sold by Solactive in any way and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the financial instruments; (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive reserves the right to change the methods of calculation or publication with respect to the Index. Solactive shall not be liable for any damages suffered or incurred as a result of the use (or inability to use) of the Index.

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